Exhibit 8(t)

BLACKROCK FUNDS III

MASTER INVESTMENT PORTFOLIOS

Amended and Restated Independent Expense Reimbursement Agreement

This Amended and Restated Independent Expense Reimbursement Agreement (this “Agreement”) is entered into as of July 1, 2012 by and among Master Investment Portfolio (“MIP”), BlackRock Funds III (the “Trust”), BlackRock Fund Advisors (“BFA”) and BlackRock Advisors, LLC (“BAL”). This Agreement serves to amend and restate the Independent Expense Reimbursement Agreement entered into as of November 13, 2009 by and among MIP, the Trust, BFA (formerly Barclays Global Fund Advisors) and BlackRock Institutional Trust Company, N.A. (formerly Barclays Global Investors, N.A.) (“BTC”) in order to reflect the replacement of BTC by BAL as administrator to MIP and the Trust.

Reference is made to the Administration Agreement between the Trust and BAL dated as of July 1, 2012 with respect to certain of its series listed on Schedule A hereto (the “Trust Administration Agreement”) and the Administration Agreement between MIP and BAL dated as of July 1, 2012 with respect to certain of its series listed on Schedule B hereto (the “MIP Administration Agreement” referred to together with the Trust Administration Agreement as the “Administration Agreements”), pursuant to which BAL serves as Administrator for the Trust and MIP. In addition, BFA and MIP, on behalf of the series of MIP, are parties to investment advisory agreements (the “Advisory Agreements”), pursuant to which BFA provides investment advisory services to such series and receives compensation for such services at the rates set forth in the Advisory Agreements (each, an “Advisory Fee”) .

Under the Administration Agreements, BAL is not required to bear the cost of (1) the compensation of the Trustees who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended) of MIP or the Trust (“Independent Trustees”), (2) travel expenses of the Independent Trustees in connection with their attendance at board and other meetings relating to MIP or the Trust, as applicable, (3) fees and expenses of legal counsel for the Independent Trustees, and (4) fees and expenses of the independent auditors of the Trust and MIP (collectively, the “Independent Expenses”).

Notwithstanding the Trust Administration Agreement, BAL hereby agrees to reimburse, or provide an offsetting credit against fees it is entitled to receive from, the Trust in an amount equal to the Independent Expenses.

Notwithstanding the MIP Administration Agreement, for those series of MIP that pay an administration fee to BAL under the MIP Administration Agreement, BAL hereby agrees to reimburse, or provide an offsetting credit against fees it is entitled to receive from, those series of MIP in an amount equal to the Independent Expenses allocable to those series.

In addition, for those series of MIP that do not pay an administration fee to BAL under the MIP Administration Agreement, BFA agrees to cap the expenses of such series at the rate at which those series of MIP pay an Advisory Fee to BFA.

This Agreement is effective as of July 1, 2012 and shall remain in effect until after the close of business on April 30, 2013, unless earlier terminated or superseded by the written agreement of (a) MIP and BFA with respect to MIP’s Independent Expenses, or (b) the Trust and BAL with respect to the Trust’s Independent Expenses. The term of this Agreement may be continued from year to year thereafter provided that each such continuance is specifically approved by MIP, the Trust, BFA and BAL. None of MIP, the Trust, BFA or BAL shall be obligated to extend the term of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers as of the day and year first above written.

BLACKROCK FUND ADVISORS

By:
Title:

BLACKROCK ADVISORS, LLC

By:
Title:

BLACKROCK FUNDS III on behalf itself and its series listed on Schedule A

By:
Title:

MASTER INVESTMENT PORTFOLIO on behalf of itself and its series listed on Schedule B

By:
Title:

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Schedule A

BlackRock Cash Funds: Institutional

BlackRock Cash Funds: Prime

BlackRock Cash Funds: Government

BlackRock Cash Funds: Treasury

LifePath Retirement Portfolio

LifePath 2020 Portfolio

LifePath 2025 Portfolio

LifePath 2030 Portfolio

LifePath 2035 Portfolio

LifePath 2040 Portfolio

LifePath 2045 Portfolio

LifePath 2050 Portfolio

LifePath 2055 Portfolio

BlackRock CoreAlpha Bond Fund

BlackRock Bond Index Fund

BlackRock S&P 500 Stock Fund

(Schedule A to the Amended and Restated Independent Expense Reimbursement Agreement)

Schedule B

Money Market Master Portfolio

Institutional Market Master Portfolio

Government Market Master Portfolio

Treasury Market Master Portfolio

LifePath Retirement Master Portfolio

LifePath 2020 Master Portfolio

LifePath 2025 Master Portfolio

LifePath 2030 Master Portfolio

LifePath 2035 Master Portfolio

LifePath 2040 Master Portfolio

LifePath 2045 Master Portfolio

LifePath 2050 Master Portfolio

LifePath 2055 Master Portfolio

Active Stock Master Portfolio

Bond Index Master Portfolio

CoreAlpha Bond Index Master Portfolio

S&P 500 Stock Master Portfolio

(Schedule B to the Amended and Restated Expense Reimbursement Agreement)

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